Exhibit 10.2

X-RITE, INCORPORATED

OUTSIDE DIRECTOR RESTRICTED STOCK AGREEMENT

UNDER THE X-RITE, INCORPORATED

2011 OMNIBUS LONG TERM INCENTIVE PLAN

Grantee:

Social Security Number:

Grant Date:	Number of Shares Awarded:

Per Share Fair Market Value on Grant Date:	$

1. Terms. X-Rite, Incorporated (the “Company”) has awarded to Grantee a Restricted Stock award, effective as of the date specified above (the “Grant Date”). This Agreement is subject to the terms and conditions of the X-Rite, Incorporated 2011 Omnibus Long Term Incentive Plan (the “Plan”), as amended from time to time. All of the defined terms contained in this agreement (the “Agreement”) shall have the same meaning as is set forth in the Plan. If any inconsistency exists between the provisions of this Agreement and the Plan, the Plan shall govern.

2. Restricted Stock Grant. Effective as of the Grant Date, the Company hereby grants the Grantee the number of shares of the Company’s common stock, par value $0.10 per share, shown above (the “Shares Awarded”), subject to the restrictions set forth below. The Grantee hereby acknowledges and agrees to such restrictions and the other terms and conditions set forth herein. Until the restrictions lapse upon the expiration of the Restriction Period, the Shares Awarded are not transferable by the Grantee by means of sale, assignment, gift, exchange, pledge or otherwise. The Shares Awarded shall be subject to the restrictions placed on the certificates issued to the Grantee representing the Shares Awarded as set forth in this Agreement.

3. Restriction Period. Unless earlier forfeited in accordance with Section 4 of this Agreement, the restrictions set forth in this Agreement with respect to the Shares Awarded shall lapse on the first anniversary of the Grant Date (the “Restriction Period”).

4. Forfeiture. Except as otherwise provided by the Committee, in the event the Grantee ceases serving on the board of directors of the Company (the “Board”) prior to the expiration of the Restriction Period, the Grantee’s rights with respect to all Shares Awarded shall be immediately forfeited.

5. Adjustments. In the event of any recapitalization of the Company, then the number of Shares Awarded shall be appropriately adjusted as provided in the Plan.

6. Procedure on Forfeiture. In the event of any forfeiture under this Agreement, the certificate representing the forfeited Shares Awarded shall be returned to the Company immediately on demand or, in the event such certificate is held in custody of the Company, shall be immediately cancelled by the Company. In the event of a failure to comply with any such demand, the Plan authorizes the Company to bring suit to enforce the obligation to return forfeited Shares Awarded, and to recover any related costs and expenses, including attorneys’ fees. The Shares Awarded will be immediately cancelled by the Company. The Shares Awarded are unique property and the Grantee’s obligation to return the forfeited Shares Awarded is specifically enforceable by mandatory injunction. Any dispute with respect to the Shares Awarded or this Agreement shall be resolved exclusively by the courts seated in Kent County, Michigan, or the Federal District Court for the Western District of Michigan.

7. Rights as a Stockholder. The Grantee shall have all the rights of a stockholder of the Company in respect of the Shares Awarded during the Restriction Period, including the right to vote and receive dividends, except for the right to transfer the Shares Awarded as set forth in Section 2.

8. Miscellaneous. This Agreement contains the entire agreement of the parties with respect to its subject matter, and there are no other terms and conditions except as expressly set forth in this Agreement and in the Plan. This Agreement may be amended or modified only by means of a written instrument signed by an authorized representative of the Company and the Grantee. Grantee’s rights pursuant to this Agreement may not be assigned, in whole or in part, directly or indirectly, without the prior written consent of an authorized officer of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors, and permitted assigns.

X-RITE, INCORPORATED

By

I hereby acknowledge that this Restricted Stock Agreement is subject to all of the terms and conditions of the X-Rite, Incorporated 2011 Omnibus Long Term Incentive Plan, and that I have received a copy of the Plan and the Company’s most recent proxy statement and annual report furnished to shareholders. I also understand that important income tax consequences are determined by whether I file an election with the Internal Revenue Service pursuant to Section 83 of the Internal Revenue Code of 1986, as amended, and I am not relying on the Company for any tax advice.

Grantee:

Date: